UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 19, 2010
Keynote Systems, Inc.
(Exact Name of the Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-27241 (Commission File Number)	94-3226488 (IRS Employer Identification No.)

777 Mariners Island Boulevard, San Mateo, California (Address of Principal Executive Offices)	94404 (Zip Code)
(650) 403-2400
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     (a) Keynote Systems, Inc. (“Keynote”) held its Annual Meeting of Stockholders on March 19, 2010 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities and Exchange Act.
     (b) The matters described below were voted on at the Annual Meeting and the final results for the number of votes cast with respect to each matter and with respect to the election of directors were as indicated:
          (1) Holders of Keynote’s common stock voted to elect six directors, each to serve until his or her successor has been elected and qualified or until his or her earlier resignation or removal as follows:

Name	For	Withheld
Umang Gupta	9,655,232	634,058
Charles M. Boesenberg	9,656,091	633,199
Jennifer J. Bolt	9,105,369	1,183,921
Mohan Gyani	9,656,241	633,049
Raymond L. Ocampo Jr.	9,620,379	668,911
Deborah Rieman	9,656,241	633,049
     (2) Holders of Keynote’s common stock voted to ratify the appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending September 30, 2010:

Shares voted in favor:	11,770,169
Shares voted against:	618,821
Shares abstaining:	23,699
Broker non-voters:	0

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.
Date: March 23, 2009	By:	/s/ Andrew Hamer
Andrew Hamer
Vice President and Chief Financial Officer